Exhibit 23.2

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1106 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

As independent petroleum engineers, we hereby consent to the inclusion of our reserves report and audit letter relating to HighPeak Energy, Inc.’s proved oil and natural gas reserves estimates and associated estimates of future net revenues and their present value as of December 31, 2020, included in or made a part of HighPeak Energy, Inc.’s Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended. We also consent to the references to our firm contained in the Registration Statement, including in the related prospectus under the caption “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm

/s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E. President

Austin, Texas

October 20, 2021